                                                                      EXHIBIT 11

               COMPUTATION OF PRIMARY EARNINGS PER ORDINARY SHARE
                         AND ORDINARY SHARE EQUIVALENTS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                                 THREE MONTHS
                                                                                     ENDED
                                                                                 JUNE 30, 1997
                                                                                 -------------
                                                                                  (UNAUDITED)
Earnings per ordinary share and ordinary share equivalents
Primary
Weighted average ordinary shares outstanding...................................       15,138
Average ordinary share options outstanding (net of repurchased shares under the
 treasury stock method).........................................................       2,400
                                                                                    --------
Weighted average number of ordinary shares and ordinary share equivalents
 outstanding....................................................................      17,538
Net loss.......................................................................      $(1,627)
Primary loss per ordinary share and ordinary share equivalent..................      $ (0.09)
                                                                                    ========